    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 2000

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                 PROXICOM, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                         (State or other jurisdiction of
                         incorporation or organization)

                                   52-1770631
                      (I.R.S. Employer Identification No.)

                           11600 SUNRISE VALLEY DRIVE
                                RESTON, VA 20191
                                 (703) 262-3200
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                            ------------------------

                      PROXICOM, INC. 1996 STOCK OPTION PLAN
                            (Full title of the Plan)

                            ------------------------

                               CHRISTOPHER CAPUANO
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                 PROXICOM, INC.
                           11600 SUNRISE VALLEY DRIVE
                                RESTON, VA 20191
                                 (703) 262-3200

 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                            JOSEPH G. CONNOLLY, ESQ.
                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20004-1109
                                 (202) 637-5600

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                 AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
           TITLE OF SECURITIES                   TO BE           OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
             TO BE REGISTERED                  REGISTERED        PER SHARE (1)           PRICE (1)          FEE (1)
-----------------------------------------------------------------------------------------------------------------------
Common Stock                                   7,000,000            $111.16           $778,120,000.00     $205,424.00
-----------------------------------------------------------------------------------------------------------------------
=======================================================================================================================

(1) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of registration fee. The proposed maximum offering price per share was determined by calculating the weighted average exercise price of 7,000,000 shares of Common Stock being offered at an exercise price of $111.16 based on the average of the high and low prices per share of the Common Stock on January 25, 2000, as reported on The Nasdaq National Market.

================================================================================
--------------------------------------------------------------------------------

                  Pursuant to Instruction E of Form S-8, this registration statement is being filed to register additional securities of the same class as were registered on the Form S-8 filed by the Registrant on May 28, 1999, SEC Registration No. 333-79525, the contents of which are incorporated by reference herein.

                  On December 26, 1999, the Company's Board of Directors approved and adopted an amendment to Section 4.2 of the Proxicom, Inc. 1996 Stock Option Plan (the "Plan") to increase the number of shares of common stock available for issuance thereunder by 7,000,000 shares. Accordingly, as amended, the total number of shares of common stock available for issuance under the Plan is 14,000,000. On January 27, 2000, the stockholders of the Company approved the amendment to the Plan.

                                     PART II

ITEM 8.           EXHIBITS.

                Exhibit
                Number                                                Description
                ------              ---------------------------------------------------------------------------------
                  5                 Opinion of Christopher Capuano, Esq. regarding the legality of the shares being registered.

                  23.1              Consent of Christopher Capuano, Esq. (included in his opinion filed as Exhibit 5 hereto).

                  23.2              Consent of PricewaterhouseCoopers LLP.

                  24.1              Power of Attorney (included on signature page).

                  99                Amendment dated January 27, 2000 to Proxicom, Inc. 1996 Stock Option Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Commonwealth of Virginia, on this 28th day of January, 2000.

                            PROXICOM, INC.


                            By: /s/ Raul J. Fernandez
                               -------------------------------------------------
                                Raul J. Fernandez
                                Chairman, President and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Capuano and Kenneth
J. Tarply, and each of them, his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                                    Title                                      Date
---------                                                    -----                                      ----

                                              Chairman, President and Chief Executive Officer
------------------------------------                   (Principal Executive Officer)
Raul J. Fernandez

/s/ Brenda Wagner                           Senior Vice President, Human Resources and Director         January 27, 2000
---------------------------------
Brenda Wagner

/s/ Kenneth J. Tarpey                      Executive Vice President, Chief Financial Officer and        January 27, 2000
------------------------------------                            Treasurer
Kenneth J. Tarpey                               (Principal Financial and Accounting Officer)

/s/ David C. Hodgson                                              Director                              January 27, 2000
------------------------------------
David C. Hodgson

/s/ Jack Kemp                                                     Director                              January 27, 2000
---------------------------------
Jack Kemp

/s/ Theodore J. Leonsis                                           Director                              January 27, 2000
------------------------------------
Theodore J. Leonsis

/s/ John A. McKinley, Jr.                                         Director                              January 27, 2000
------------------------------------
John A. McKinley, Jr.

/s/ Mario M. Morino                                               Director                              January 27, 2000
------------------------------------
Mario M. Morino

                                  EXHIBIT INDEX

 Exhibit
 Number                                            Description                                            Page
 ------                                            -----------                                            ----
 5              Opinion of Christopher Capuano, Esq.

 23.1           Consent of Christopher Capuano, Esq. (See Exhibit 5).

 23.2           Consent of PricewaterhouseCoopers LLP.

 24.1           Power of Attorney (included on signature page).

 99             Amendment dated January 27, 2000 to Proxicom, Inc. 1996 Stock Option Plan.